                                                                      EXHIBIT 11

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
                COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                    (in millions, except per share amounts)

                                                             Twelve Weeks Ended   Twenty-four Weeks Ended
                                                            --------------------  -----------------------
                                                            June 16,    June 17,    June 16,    June 17,
                                                              1995        1994        1995        1994
                                                            --------    --------    --------    --------
                                                                            (in millions)
Net income (loss).......................................      $ (30)      $  --        $ (44)      $ (18)
Less:  Dividends on convertible preferred stock.........         --          --           --          --
                                                              -----       -----        -----       -----
Net income (loss) available for common shareholders.....      $ (30)      $  --        $ (44)      $ (18)
                                                              =====       =====        =====       =====

Primary Earnings (Loss) Per Common Share
----------------------------------------

Shares:

  Weighted average number of common shares outstanding..      158.7       152.3        157.4       149.6
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed
   purchased at average market *........................         --          --           --          --
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at
   average market *.....................................         --          --           --          --
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at average
    market *............................................         --          --           --          --
                                                              -----       -----        -----       -----
                                                              158.7       152.3        157.4       149.6
                                                              =====       =====        =====       =====

Primary Earnings (Loss) Per Common Share................     $ (.19)     $   --       $ (.28)     $ (.12)
                                                              =====       =====        =====       =====

Fully Diluted Earnings (Loss) Per Common Share
----------------------------------------------

Shares:

  Weighted average number of common shares
   outstanding..........................................      158.7       152.3        157.4       149.6
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed
   purchased at higher of average or ending market *....         --          --           --          --
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at higher of
   average or ending market *...........................         --          --           --          --
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at higher
   of average or ending market *........................         --          --           --          --
  Assuming issuance of common shares upon conversion of
   convertible preferred stock *........................         --          --           --          --
                                                              -----       -----        -----       -----
                                                              158.7       152.3        157.4       149.6
                                                              =====       =====        =====       =====

Fully Diluted Earnings (Loss) Per Common Share..........      $(.19)      $  --        $(.28)      $(.12)
                                                              =====       =====        =====       =====

____________
* Common equivalent shares and other potentially dilutive securities were anti-dilutive in the twelve and twenty-four week periods ended June 16, 1995 and June 17, 1994, respectively.